Exhibit (j)



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" for the Scudder Variable Series II Funds as listed in Appendix A (27 of the 28 portfolios comprising the Scudder Variable Series II) in the Scudder Variable Series II Class A Shares Fund Prospectus and "Independent Auditors" and "Financial Statements" in the Class A and Class B Shares of Beneficial Interest Scudder Variable Series II Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 36 to the Registration Statement (Form N-1A, No. 033-11802) of our report dated February 15, 2002, on the financial statements and financial highlights of the Scudder Variable Series II Funds as listed in Appendix A, respectively, included in the respective Fund Annual Reports, each dated December 31, 2001.



/s/Ernst & Young LLP

Boston, Massachusetts
April 29, 2002

                           Appendix A

                           Scudder Variable Series II:
                           Scudder Aggressive Growth Portfolio
                           Scudder Blue Chip Portfolio
                           Scudder Contrarian Value Portfolio
                           Scudder Global Blue Chip Portfolio
                           Scudder Government Securities Portfolio
                           Scudder Growth Portfolio
                           Scudder High Yield Portfolio
                           Scudder International Select Equity Portfolio (Formerly Scudder International Research Portfolio) Scudder Investment Grade Bond Portfolio
                           Scudder Money Market Portfolio
                           Scudder New Europe Portfolio
                           SVS Dreman Small Cap Value Portfolio
                           (Formely Scudder Small Cap Value Portfolio)
                           Scudder Small Cap Growth Portfolio
                           Scudder Strategic Income Portfolio
                           Scudder Technology Growth Portfolio
                           Scudder Total Return Portfolio
                           SVS Dreman Financial Services Portfolio
                           SVS Dreman High Return Equity Portfolio
                           SVS INVESCO Dynamic Growth Portfolio
                           (Formerly SVS Dynamic Growth Portfolio)
                           SVS Focus Value+Growth Portfolio
                           SVS Eagle Focused Large Cap Growth Portfolio
                           (Formerly SVS Focused Large Cap Growth Portfolio) SVS Janus Growth and Income Portfolio
                           (Formerly SVS Growth and Income Portfolio)
                           SVS Janus Growth Opportunities Portfolio
                           (Formerly SVS Growth Opportunities Portfolio)
                           SVS Index 500 Portfolio
                           SVS Turner Mid Cap Growth Portfolio
                           (Formerly SVS Mid Cap Growth Portfolio)
                           SVS Oak Strategic Equity Portfolio
                           (Formerly SVS Strategic Equity Portfolio)
                           SVS Davis Venture Value Portfolio
                           (Formerly SVS Venture Value Portfolio)